UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 25, 2007

QNB CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-17706	23-2318082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

15 North Third Street, Quakertown, PA	18951-9005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215)538-5600

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On April 26, 2007, QNB Corp. (the “Company” or “QNB”), the holding company for the Quakertown National Bank, issued an earnings press release for the first quarter of 2007 and on May 10, 2007 filed its Form 10-Q for the quarter ended March 31, 2007. Both the earnings release and the Form 10-Q included the Company’s election to early adopt Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Liabilities” (SFAS No. 159), with respect to certain investment securities and Federal Home Loan Bank (FHLB) advances. Following the Company’s announcement and filing of its Form 10-Q, the staff of the Securities and Exchange Commission (SEC) advised the Company of its view that the Company’s adoption of SFAS No. 159 was not substantive. Consequently, the Company has decided to reverse its decision to utilize SFAS No. 159 for the securities and FHLB advances reported in the April 26, 2007 earnings press release and disclosed in the first quarter Form 10-Q for the quarter ended March 31, 2007 and will amend and restate its financial results for the first quarter of 2007 by amending its Form 10-Q for the three-month period ended March 31, 2007. As a result of the foregoing, on May 25, 2007, after discussions with management, the Executive committee of the Board of Directors concluded that the Company’s previously issued earnings press release dated April 26, 2007 and its financial statements as of and for the three months ended March 31, 2007 included in the Form 10-Q filed on May 10, 2007 should no longer be relied upon. The Company expects to file the amended Form 10-Q on or about June 1, 2007, to include the restated financial statements as of and for the three month period ended March 31, 2007 and any other required disclosure.

QNB’s management discussed the matters disclosed in this Item 4.02 with Beard Miller Company LLP, the Company’s independent auditors, prior to filing this report.

A copy of the press release announcing the restatement of first quarter 2007 results is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	News release disseminated on May 25, 2007 by QNB Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QNB Corp.

By:	/s/ Bret H. Krevolin
Bret H. Krevolin
Chief Financial Officer

Dated: May 25, 2007